UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:

 (408) 468-6722

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 3, 2013, Neonode Inc. announced that its Board of Directors has authorized the exploration of strategic alternatives with respect to its user-interface patent and licensing subsidiary.

This unit’s intellectual property portfolio principally relates to user-interface gestures utilized in a touchscreen.  The Board intends to consider a broad range of alternatives including, but not limited to, a merger, sale, or spin-off.

There can be no assurance that the Board’s evaluation process will result in any transaction, or that any transaction, if pursued, will be consummated.

Forward-Looking Statements Cautionary Language

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters.  These statements are based on current assumptions, expectations and information available to Neonode and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.  You are advised to carefully consider these various risks, uncertainties and other factors.  Although Neonode believes that the forward-looking statements contained in this Form 8-K are reasonable, it can give no assurance that its expectations will be fulfilled.  Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer

Date:           September 3, 2013